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                                                                    EXHIBIT 99.1

[ENTRADE INC. LOGO]

February 17, 2005

Don Haidl
Corey P. Schlossmann
Capital Direct 1999 Trust
Core Capital IV Trust
c/o Corey P. Schlossmann
13005 East Temple Avenue
City of Industry, CA 91746

James Clapp
4904 Pearlman Way
San Diego, CA, 92130

Re:   Purchase and Sale of Entrade Promissory Notes

Gentlemen:

This letter will serve to memorialize our mutual understanding with respect to the proposed purchase and restructuring of those certain promissory notes made by Entrade Inc, a Pennsylvania corporation ("Entrade") set forth on Exhibit A hereto (the "Notes") by James Clapp or his designee ("Buyer") from Don Haidl ("Haidl"), Corey P. Schlossmann ("Schlossmann"), the Capital Direct 1999 Trust and the Core Capital IV Trust, both California trusts (collectively, the "Trusts" and together with Haidl and Schlossmann, collectively, the "Sellers").

Background

Entrade is the maker of each of the Notes. The Notes were issued pursuant to that Collateral and Subordination Agreement, dated as of July 17, 2001, by and among Sellers, Entrade, Public Liquidation Systems, Inc. and Asset Liquidation Group, Inc., both Nevada corporations doing business as Nationwide Auction Systems ("Nationwide"), and Artra Group Incorporated, a Pennsylvania corporation and wholly owned subsidiary of Entrade ("Artra") (the "Collateral and Subordination Agreement").

As security for the payment of the Notes and pursuant to that Pledge Agreement dated October 1, 2002, (as amended, the "Pledge Agreement"), Entrade granted to Sellers a security interest in all of the capital stock of Nationwide (the "Pledged Collateral;" although the parties acknowledge that the Pledged Collateral under the Pledge Agreement includes other collateral as well). Pursuant to a Subordination Agreement, dated as of

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July 17, 2001 (the "Subordination Agreement"), by and among Entrade, Sellers and
Artra, all of the obligations of Entrade under the Notes are senior to the obligations of Entrade to Artra and Entrade is currently prohibited from making any payments to Artra.

Entrade has defaulted in the payment of the principal due and payable under the Notes and of all interest due under the Notes through the date hereof, as a result of which (i) the entire principal balance of the Notes, together with interest accrued and unpaid thereon, is now due and payable; and (ii) Sellers may foreclose upon the Pledged Collateral.

Entrade is currently engaged in a private placement of its securities (the "Private Placement"). Pursuant to the Private Placement, Entrade is issuing to subscribers promissory notes in the amount invested (the "Private Placement Notes") as well as other consideration as described in the corresponding private placement memorandum, a copy of which has been delivered to Buyer and Sellers.

Transaction

Sellers have agreed to sell and assign to Buyer, and Buyer has agreed to purchase from Sellers, and without recourse to Sellers, all but $5,000,000 principal due under the Notes (the Note Purchase"). The $5,000,000 retained by the Sellers are referred to as the "Retained Notes".) As consideration for the Note Purchase, Buyer will deliver a cash payment to Sellers in the total amount of $2,500,000 (the "Purchase Price"). Concurrently with the Note Purchase, Sellers will assign all of their rights respecting the Pledged Collateral to Buyer, including, without limitation, the Sellers' rights under the Pledge Agreement, the Collateral and Subordination Agreement, the Subordination Agreement, and all related documents and instruments.

Immediately following the Note Purchase, Buyer and Entrade would enter into a note restructuring agreement (the "Note Restructuring Agreement"), pursuant to which Entrade would issue to Buyer an amended and restated note in substitution of the Notes (the "Clapp Note") in the principal amount of $5,612,405.90, in the form of the Amended and Restated Promissory Note attached hereto as Exhibit B. Upon issuance of the Clapp Note, Buyer would cancel and deliver to Entrade the Entrade promissory notes set forth on Exhibit C.

Concurrently with the issuance of the Clapp Note, Entrade will issue to Buyer a warrant to purchase 500,000 shares of common stock of Entrade at an exercise price of $0.10 per share (the "Warrant").

Immediately following the Note Purchase, Sellers and Entrade will enter into a separate agreement with respect to the treatment of the Retained Notes. Sellers would agree to forgive any other amounts owed to them as reflected on the books and records of Nationwide.

In connection with the transactions contemplated hereby, Entrade and Sellers would enter into a mutually acceptable release for any and all actions relating the Notes.

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                       [Signatures being on the next page]

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Please indicate your agreement with the foregoing by signing where indicated
below.

Sincerely,

Entrade Inc.

By: ___________________________
    Peter R. Harvey, President

Buyer:                                      Sellers:

_______________________________             _____________________________
James Clapp                                 Don Haidl

                                            ______________________________
                                            Corey P. Schlossmann

                                            Capital Direct 199 Trust

                                            By: __________________________

                                            Core Capital IV Trust

                                            By: __________________________

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                                    EXHIBIT A

                                PROMISSORY NOTES

Amended and Restated Promissory Note dated October 1, 2000 made by Entrade Inc. and payable to Don Haidl in the original principal amount of $7,161,941*

Promissory Note dated July 21, 2001 made by Entrade Inc. and payable to Don Haidl in the original principal amount of $337,809*

Promissory Note dated July 21, 2001 made by Entrade Inc. and payable to Capital Direct 1999 Trust in the original principal amount of $937,883*

* $5,000,000 aggregate principal being retained by Sellers.

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                                    EXHIBIT B

                  AMENDED AND RESTATED SECURED PROMISSORY NOTE

$5,612,405.90                                                 FEBRUARY 15, 2005

      The undersigned ("MAKER"), ENTRADE INC., a Pennsylvania corporation for value received, and intending to be legally bound hereby, promises to pay to the order of JAMES CLAPP ("PAYEE"), at [ADDRESS] or at such other place or places as Payee may designate in writing, the principal sum of FIVE MILLION SIX HUNDRED TWELVE THOUSAND FOUR HUNDRED FIVE DOLLARS AND 90/100 ($5,612,405.90), plus interest from the date hereof on the unpaid principal amount from time to time outstanding hereunder, at ten percent (10%) per annum, with all principal and interest owed hereunder payable in full on February 15, 2006 (the " MATURITY DATE").

      This Note is issued pursuant to a Note Restructuring Agreement (the "Note Restructuring Agreement"), dated the date hereof, between Maker and Payee, in substitution for a series of Promissory Notes issued to Don Haidl, Corey P. Schlossmann, Core Capital IV Trust and Capital Direct 1999 Trust (the "Seller Notes") more fully described in the Note Restructuring Agreement. This Note is the absolute and unconditional obligation of Maker and is not subject to offset or deduction.

      All interest and principal shall be due and payable on the Maturity Date. Interest shall be calculated based upon a year consisting of 365 days and charged for the actual number of days elapsed.

      In connection with this Note, Maker will issue to Payee a 5-year warrant to purchase 500,000 shares of Maker's common stock at an exercise price of $0.10 per share (the "WARRANT").

      Payment of this Note is secured by a first priority pledge of one hundred percent (100%) of the issued and outstanding stock of Asset Liquidation Group, Inc., a Nevada corporation and Public Liquidation Systems, Inc., a Nevada corporation each doing business as Nationwide Auction Systems.

      This Note may be prepaid by Maker at any time. In the event that Maker completes a full subscription of its current private placement or commences a public offering of its securities which yield to Maker gross proceeds of not less than Twenty Million Dollars and No/ 100 ($20,000,000), then notwithstanding anything to the contrary contained herein, the Payee shall have the right to demand prepayment of this Note, which amount shall be the outstanding principal balance of the Note, plus all interest accrued but unpaid up to the date of prepayment.

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      It is expressly agreed by Maker that time is of the essence hereof, and it shall be an "EVENT OF DEFAULT" hereunder if:

            (i) Maker shall fail to pay any amount of principal or interest due hereunder and such failure shall continue for seven (7) days after Payee notifies Maker thereof in writing; or

            (ii) Maker is or becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due, or Maker applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for Maker or any of its property, or makes a general assignment for the benefit of creditors, or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Maker or for a substantial part of Maker's property and is not discharged within ninety (90) days, or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law is commenced in respect of Maker, and if such case or proceeding is not commenced in respect of Maker, it is consented to or acquiesced in by Maker or remains for ninety (90) days undismissed, or Maker takes any action to authorize, or in the furtherance of, any of the foregoing; or

            (iii) There shall be an Event of Default pursuant to any other document executed in conjunction herewith.

      Upon the occurrence and during the continuation of an Event of Default hereunder, the interest rate hereunder shall be increased to fifteen percent (15%) per annum and at the option of Payee, the entire unpaid principal balance hereunder, together with all accrued interest thereon, shall become immediately due and payable. In addition, Payee shall be entitled to exercise all rights of Payee hereunder and under applicable law, including the right to collect from Maker all sums due under this Note.

      In addition to the other sums payable hereunder, Maker agrees to pay to the holder, within fifteen (15) days of demand, all reasonable attorneys' fees and costs that may be incurred by the holder of this Note in enforcing any of the terms hereof after an Event of Default.

      Except as otherwise provided in this Note, Maker hereby waives notice of non-payment, notice of dishonor, and protest of any dishonor, and agrees that its liabilities shall be unconditional without regard to the liability of any other party and shall not in any manner be affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the holder hereof. Further, Maker consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the holder hereof with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to Maker and without affecting its liability hereunder.

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      The holder hereof shall not by any act of omission or commission be deemed to waive any of its right or remedies hereunder unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The waiver of any event shall not be construed as a waiver of any other right or remedy, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or of any other right or remedy.

      Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is deemed to be invalid or unenforceable under such law, such provision shall be ineffective only to the extent of such invalidity or unenforceability without affecting the validity or enforceability of any other provision of this Note.

      Maker (and the undersigned representative of Maker, if any) represents that Maker has full power and authority and legal right to execute and deliver this Note and this Note shall be binding on Maker and its respective successors and assigns.

      This Note shall be governed by and construed according to the internal laws of the State of Illinois without regard to principals of conflicts of law.

      IN WITNESS WHEREOF, Maker has duly executed this Amended and Restated Secured Promissory Note as of the date first above written.

                                       ENTRADE INC.

                                       By:________________________
                                          President

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                                    EXHIBIT C

                              CANCELLED CLAPP NOTES

Promissory Note Dated January 7, 2002 made by Entrade Inc to James Clapp in the original principal amount of $500,000

Promissory Note Dated May 1, 2002 made by Entrade Inc to James Clapp in the original principal amount of $500,000

Promissory Note dated February 18, 2004 made by Entrade Inc. to James Clapp in the original principal amount of $2,000,000